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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                      MEDSTRONG INTERNATIONAL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                                          95-4827717
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      (State of Incorporation or Organization)                (IRS Employer
                                                           Identification No.)

500 SILVER SPUR ROAD, SUITE 303, RANCHO PALOS VERDES, CA           90274
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       (Address of Principal Executive Offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                                  / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                 /X/

Securities Act registration statement file number to which this form related:
333-57468 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
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                                (Title of class)

                                    WARRANT
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                                (Title of class)


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Incorporated by reference from 333-57468.
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ITEM 2. EXHIBITS:
     Incorporated by reference from 333-57468

     (1)  (a)  Placement Agreement
          (b)  Placement Agent's Warrant
          (c)  Placement Agent Registration Rights Agreement
     (2)  (a)  Articles of Incorporation, as amended
          (b)  By Laws
     (3)  (a)  Form of Common Stock Purchase Warrant, exercise price $.75
          (b)  Form of Stock Certificate
     (4)  Form Subscription Agreement
     (6)  (a)  Jerry R. Farrar Employment Agreement
          (b)  Master Services Agreement with Dominion Technology Partners
          (c)  Agreement to Purchase Web Site and Domain Name
          (d)  Lease for office space
          (e)  Agreement with Best Benefits
          (f)  Specimen Promissory Note for First Loan
          (g)  Specimen Promissory Note for Second Loan
          (h)  Form Lock-Up Agreement
          (i)  Form Escrow Agreement
          (j)  Warrant Agreement
    (10)  (a)  Consent of Weinick Sanders Leventhal & Co., LLP
          (b) Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP (included in Exhibit 11)
    (11)  Opinion re: Legality


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           MEDSTRONG INTERNATIONAL CORPORATION  AUGUST 2, 2001
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                           (Registrant)                               Date


                           By: /s/ Jerry R. Farrar
                               -------------------
                           Name: Jerry R. Farrar
                           Title: President and Chief Executive Officer